UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 30, 2004
                                                 -------------------------



                                    XRG, Inc.
                                  ------------

             (Exact name of registrant as specified in its charter)


      Delaware                      0-49659                  58-2583457
      --------                      -------                  ----------
  (State or other                 (Commission               (IRS Employer
   jurisdiction of                  File No.)               Identification
incorporation) Number)


  601 Cleveland St., Suite 820, Clearwater, Florida           33755
  -------------------------------------------------           -----
     (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (727) 475-3060


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Election of Directors and Departure of Principal Officer
--------------------------------------------------------------------------

         On November 15, 2004, at a Special Board of Directors meeting, the Board of Directors of the Company elected Michael T. Cronin, Gary Allen, and Brad Ball to serve on its Board of Directors as announced in Form 8-K filed on November 15, 2004. Following are the biographies of each newly elected director:

         Michael T. Cronin, 49, has been a practicing corporate and securities attorney with Johnson, Pope, Bokor, Ruppel & Burns, LLP in the Tampa Bay area since 1983. Mr. Cronin holds an Accounting Degree, with Honors, from the University of Florida, 1977 and a Juris Doctor Degree from the University of Georgia, with Honors, 1980. From the period 1977 through 1980 Mr. Cronin was a Certified Public Accountant with Deloitte Haskins & Sells. Mr. Cronin acts as counsel to XRG and owns 650,000 shares of XRG's common stock. Mr. Cronin is also a founding Director and Chairman of the Audit Committee of Patriot Bank, a community bank located in the Tampa Bay Area. Mr. Cronin resides in Oldsmar, Florida.

         Gary Allen, 51, has extensive experience in banking, finance and securities. Most recently, Mr. Allen served as chairman and president of Digital Chainsaw, a Florida-based Internet-hosting company that he founded in April 1997 and sold to High Speed Access, a company controlled by Microsoft co-founder Paul Allen. Previously, Mr. Allen worked for Merrill Lynch, American Express Financial Services, Republic Bank of Texas and Mercantile Bank of Texas. Currently Mr. Allen holds a series 7,63 and 65 with the Securities and Exchange Commission. Mr. Allen holds a finance degree from the University of Texas at Dallas. Mr. Allen resides in St. Petersburg, Florida.

         Brad Ball, 37, has provided management and financial consulting for a number of businesses in the U.S. and Canada as a part of an international consulting firm in Chicago. Mr. Ball is currently vice president of Career Path Training Corp., a company he joined in 1998 that provides career-oriented postsecondary education in the commercial trucking and allied health fields. Mr. Ball directs student finance and driver placement operations for the company's truck driver training schools. Mr. Ball is President of Pathfinder Credit Services, Inc., and Pathfinder Credit Group Inc. which are subsidiaries of Career Path that provide specialized loan servicing and collection services primarily in the commercial truck driver post-secondary education market. Mr. Ball has developed valuable relationships in the transportation and finance communities and has advised finance companies in the post-secondary market as well as carriers seeking to improve their recruiting efforts. Mr. Ball is a graduate of Florida State University with a BS degree in Finance and resides in St. Petersburg, Florida.

         On November 30, 2004, XRG, Inc. accepted the resignation of Mr. Neil Treitman as the Chief Operating Officer of the company.


Item 7.01         Regulation FD Disclosure
------------------------------------------

         On November 30, 2004 the Company filed a Preliminary Information Statement on Schedule 14C with the Securities and Exchange Commission. The Information Statement was filed in connection with a one (1) for twenty (20) reverse stock split. On November 30, 2004, the Company issued a press release announcing this reverse stock split. The press release is attached as Exhibit
99.1 hereto.

         The foregoing information (including the exhibit hereto) is being furnished under "Item 7.01. Regulation FD Disclosure." Such information (including the exhibit hereto) shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           XRG, Inc.



Date:     December 1, 2004                 By:   /s/ Kevin P. Brennan
                                                 ----------------------------
                                                     Kevin P. Brennan
                                                     Chief Executive Officer